Exhibit 99.1

Partnership Contact:

Bradley W. Harris

(614) 643-0314

ir@OxfordResources.com

Oxford Resource Partners, LP Successfully Completes Refinancing;

Closes on $175 Million of New Credit Facilities

Refinancing significantly enhances liquidity and financial flexibility for Partnership

COLUMBUS, Ohio, June 25, 2013 – Oxford Resource Partners, LP (NYSE: OXF) (the “Partnership” or “Oxford”) today announced that it has successfully completed a refinancing of its credit facilities that significantly enhances the Partnership’s financial flexibility and puts it in a stronger position to participate in a coal market rebound.

The Partnership has closed on $175 million of new credit facilities that replace its previous term loan and revolving credit facility, thereby extending the maturity profile of the Partnership’s debt and increasing availability under its revolver. The new facilities, which are secured by substantially all of the assets of the Partnership and its wholly owned subsidiaries, consist of a first lien $75 million term loan and $25 million revolving credit facility arranged by Cerberus Capital Management, L.P., and a second lien $75 million term loan arranged by Tennenbaum Capital Partners, LLC.

Oxford’s President and Chief Executive Officer Charles C. Ungurean commented, “I am pleased that we have closed on these new credit facilities which replace our maturing revolver and term loan credit facility. By extending the maturity profile of our debt and increasing availability under our revolver, we have significantly enhanced our liquidity as we continue to focus on increasing productivity across our operations.”

The net proceeds of the new facilities are being used to retire both the existing revolving credit facility maturing next month and the existing term loan maturing in July 2014, to pay related fees and expenses and for general corporate purposes. The new first lien facility matures in August 2015 with an optional extension to May 2016 if certain conditions are met. The new second lien facility matures in December 2015 with an optional extension to September 2016 if certain conditions are met. Both new financing agreements contain customary covenants, and also a covenant that precludes the Partnership from making any unitholder distributions during the term of the new facilities. Additional details regarding the terms of the new facilities are provided in the Partnership’s Current Report on Form 8-K being filed today with the Securities and Exchange Commission.

Evercore Partners acted as sole financial advisor and placement agent to the Partnership with respect to the new facilities.

About Oxford Resource Partners, LP

Oxford Resource Partners, LP is a low-cost producer of high-value steam coal in Northern Appalachia and the Illinois Basin. Oxford markets its coal primarily to large electric utilities with coal-fired, base-load scrubbed power plants under long-term coal sales contracts. The Partnership is headquartered in Columbus, Ohio.

For more information about Oxford Resource Partners, LP (NYSE: OXF), please visit www.OxfordResources.com. Financial and other information about the Partnership is routinely posted on and accessible at www.OxfordResources.com.

About Cerberus Capital Management, L.P.

Established in 1992, Cerberus Capital Management, L.P. (“Cerberus”) is one of the world's leading private investment firms. Cerberus has more than US $20 billion under management invested in four primary strategies: distressed securities and assets, control and non-control private equity, commercial mid-market lending, and real estate-related investments. From its headquarters in New York City and large network of affiliate and advisory offices in the U.S., Europe and Asia, Cerberus has the on-the-ground presence to invest in multiple sectors through multiple investment strategies in countries around the world.

About Tennenbaum Capital Partners, LLC

Tennenbaum Capital Partners™ (“TCP”) is a Los Angeles based, alternative investment management firm focused primarily on middle-market credit opportunities. TCP manages a publicly-traded business development company, TCP Capital Corp. (NASDAQ:  TCPC), as well as other funds and accounts. The firm’s investment professionals use their extensive expertise in industry, legal, operational and financial disciplines to successfully execute TCP’s investment strategies. Since its founding, TCP has invested more than US $11 billion in over 250 companies. For more information, please visit: www.tennenbaumcapital.com.

Forward-Looking Statements

Except for historical information, statements made in this press release are “forward-looking statements.” All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements.

These statements are based on certain assumptions made by the Partnership based on its management’s experience and perception of historical trends, current conditions, expected future developments and other factors the Partnership’s management believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the Partnership’s control, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: productivity levels, margins earned and the level of operating costs; weakness in global economic conditions or in customers’ industries; changes in governmental regulation of the mining industry or the electric power industry and the increased costs of complying with those changes; decreases in demand for electricity and changes in coal consumption patterns of U.S. electric power generators; the Partnership’s dependence on a limited number of customers; the Partnership’s inability to enter into new long-term coal sales contracts at attractive prices and the renewal and other risks associated with the Partnership’s existing long-term coal sales contracts, including risks related to adjustments to price, volume or other terms of those contracts; difficulties in collecting the Partnership’s receivables because of credit or financial problems of major customers, and customer bankruptcies, cancellations or breaches to existing contracts or other failures to perform; the Partnership’s ability to acquire additional coal reserves; the Partnership’s ability to respond to increased competition within the coal industry; fluctuations in coal demand, prices and availability due to labor and transportation costs and disruptions, equipment availability, governmental regulations, including those pertaining to carbon dioxide emissions, and other factors; significant costs imposed on the Partnership’s mining operations by extensive and frequently changing environmental laws and regulations, and greater than expected environmental regulations, costs and liabilities; legislation and regulatory and related judicial decisions and interpretations including issues pertaining to climate change and miner health and safety; a variety of operational, geologic, permitting, labor and weather-related factors, including those pertaining to both our mining operations and our underground coal reserves that we do not operate; limitations in the cash distributions the Partnership receives from its majority-owned subsidiary, Harrison Resources, LLC, and the ability of Harrison Resources, LLC to acquire additional reserves on economical terms from CONSOL Energy Inc. in the future; the potential for inaccuracies in estimates of the Partnership’s coal reserves, which could result in lower than expected revenues or higher than expected costs; the accuracy of the assumptions underlying the Partnership’s reclamation and mine closure obligations; liquidity constraints, including those resulting from the cost or unavailability of financing due to current capital markets conditions; risks associated with major mine-related accidents; results of litigation, including claims not yet asserted; the Partnership’s ability to attract and retain key management personnel; greater than expected shortage of skilled labor; the Partnership’s ability to maintain satisfactory relations with employees; and failure to obtain, maintain or renew security arrangements, such as surety bonds or letters of credit, in a timely manner and on acceptable terms.

The Partnership undertakes no obligation to publicly update or revise any forward-looking statements. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. Further information on risks and uncertainties is available in the Partnership’s periodic reports filed with the U.S. Securities and Exchange Commission or otherwise publicly disseminated by the Partnership.